UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 20, 2005

     Bear Stearns Asset Backed Securities I LLC
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-125422 (Commission file number)	20-0842986 (I.R.S. employer identification no.)

383 Madison Avenue New York, New York (Address of principal executive offices)	10179 (ZIP Code)

Registrant's telephone number, including area code (212) 272-2000

                N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.01 ABS Informational and Computational Material

           In connection with the proposed offering of the Irwin Home Equity Loan Trust 2005-1, Irwin Home Equity Loan-Backed Notes, Series 2005-1 (the “Notes”), Bear, Stearns & Co. Inc., as the underwriter (the “Underwriter”), has prepared certain materials (the “Computational Materials”) for distribution to its potential investors. Although Bear Stearns Asset Backed Securities I LLC (the “Company”) provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the “Mortgage Loans”) in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

           For purposes of this Form 8-K, “Computational Materials” shall mean the Series 2005-1 term sheet, computer generated tables and/or charts displaying, with respect to the Notes. The Computational Materials are attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

           (a)      Not applicable.

           (b)      Not applicable.

           (c)      Exhibits:

99.1	Computational Materials that have been provided to certain prospective investors of Irwin Home Equity Loan-Backed Notes, Series 2005-1.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC By: /s/ Jonathan Lieberman Name: Jonathan Lieberman Title: Senior Managing Director

Date: June 20 , 2005

INDEX TO EXHIBITS

Description

The Irwin Home Equity Loan-Backed Notes, Series 2005-1 Computational Materials, dated June 14, 2005, filed on Form 8-K.